Exhibit 99.1	Contact:
Kathy Taylor
Southwall Technologies Inc.
Phone: (650) 798-1200

For Immediate Release

Southwall Announces Year End 2007 Results

PROFITABLE 2007 AND FOCUS ON ENERGY CONSERVATION PRODUCTS

PALO ALTO, Calif.--(BUSINESS WIRE)--March 27, 2008--Southwall Technologies Inc. (OTCBB: SWTX) announced fourth quarter 2007 revenue of $8.7 million, down 5.6% from third quarter of 2007 and down 5.5% from the fourth quarter of 2006. Year end 2007 revenue was $37.7 million as compared to $40.2 million in 2006, a 6% decrease. The decrease was primarily due to a decline in revenue relating to Plasma Display products, which was partially offset by revenue increases for Automotive and Window Film products that improve energy efficiency in cars and buildings.

Fourth quarter 2007 net income was $2.6 million, or earnings per fully diluted share of $0.08, as compared with a net loss of $75 thousand, or a loss of $0.01 per fully diluted share, in the fourth quarter of 2006. Year end 2007 net income was $3.6 million, significantly higher as compared to a loss of $5.5 million for the year ending 2006. Year end 2007 earnings per fully diluted share were $0.11, as compared to earnings per fully diluted share of ($0.22) for the year ending 2006.  The increase was primarily due to lower operating expenses, a sales termination settlement agreement with a large plasma display customer, other income from a Technology Transfer and Service Agreement, and a shift in product mix toward higher margin energy conservation products.

"2007 was a turnaround year for Southwall", said Dennis Capovilla, Southwall's President. "We reduced operating expenses across the company, exited unprofitable business segments, and realigned management accordingly to focus on growth. As demand for and interest in energy conservation continues to increase in importance globally, we believe that Southwall is now in a better position to respond to the growing opportunity for products that improve energy efficiency."

About Southwall Technologies Inc.

Southwall Technologies Inc. is recognized as an innovator in the development and manufacture of high performance, energy-saving films and glass products that dramatically improve the energy efficiency of architectural and automotive glass. Southwall is an ISO 9001:2000-certified manufacturer with customers in over 25 countries around the world, including Audi, BMW, DaimlerChrysler, Guardian, Peugeot-Citroen, Philips, Pilkington, Renault, Saint-Gobain Sekurit, and Volvo.

This press release may contain forward-looking statements, including, without limitation, statements regarding the Company's expectations, beliefs, intentions, or strategies regarding the future.  All forward-looking statements in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented.  These risks include the possibility that the Company’s expected future results will be materially worse than estimated, that the Company may not continue to be profitable in future quarters or may not be able to achieve future long-term growth, that there will be a decline in one or more portions of our business in 2008 or thereafter, that the Company will not be successful in improving operations performance or controlling costs, that the Company will suffer a decline in manufacturing or financial effectiveness, that the Company’s new product development will not be successful, that there may be decreasing demand in markets in addition to the electronic display market, and that the Company will not be able to secure additional financing if required, as well as risks associated with its failure to meet potential covenant requirements under future credit facilities.  Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2006, filed on April 02, 2007.

SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Net Revenues	$8,729	$9,241	$37,733	$40,209
Cost of revenues	5,235	5,445	23,907	24,746

Gross profit	3,494	3,796	13,826	15,463

Operating expenses:
Research & Development	1,332	1,406	4,505	6,782
Selling, general and administrative	2,911	2,244	9,843	12,005
Recoveries for long-lived assets, net	(7)	(97)	(32)	(214)
Restructuring charges (recoveries)	56	(59)	56	915
Contract termination settlement	(2,959)	-	(2,959)	-

Total operating expenses	1,333	3,494	11,413	19,488

Income (loss) from operations	2,161	302	2,413	(4,025)

Interest expense, net	(221)	(187)	(692)	(737)
Other income, net	785	49	2,346	210

Income (loss) before provision for income taxes	2,725	164	4,067	(4,552)

Provision for income taxes	112	239	510	958

Net income (loss)	2,613	(75)	3,557	(5,510)

Deemed dividend on preferred stock	123	122	489	489

Net income (loss) attributable to common stockholders	$2,490	$(197)	$3,068	$(5,999)

Net income (loss) per share:

Basic	$0.09	$(0.01)	$0.11	$(0.22)
Diluted	$0.08	$(0.01)	$0.11	$(0.22)

Weighted average shares used in computing net income (loss) per share :
Basic	27,820	27,073	27,576	26,949
Diluted	33,344	27,073	33,240	26,949

SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$6,492	$5,524
Restricted cash	294	209
Accounts receivable, net	4,346	3,608
Inventories, net	5,640	5,598
Other current assets	837	1,064
Total current assets	17,609	16,003
Property, plant and equipment, net	17,071	17,232
Restricted cash loans	1,242	1,111
Other assets	1,345	1,155
Total assets	$37,267	$35,501

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long term debt	$1,149	$1,059
Short term obligations	-	2,996
Accounts payable	964	955
Accrued compensation	1,267	859
Other accrued liabilities	6,350	6,448
Total current liabilities	9,730	12,317

Term debt	8,277	8,568
Government grants advanced	-	220
Other long term liabilities	2,567	2,550
Total liabilities	20,574	23,655

Series A, convertible preferred stock	4,810	4,810

Stockholders' equity:
Common stock	28	27
Capital in excess of par value	78,290	78,081
Accumulated other comprehensive income:
Translation gain on subsidiary	4,776	3,696
Accumulated deficit	(71,211)	(74,768)
Total stockholders' equity	11,883	7,036

Total liabilities, preferred stock and stockholders' equity	$37,267	$35,501

SOUTHWALL TECHNOLOGIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years ended
	December 31,	December 31,
	2007	2006
Cash flows used in operating activities:
Net income (loss)	$3,557	$(5,510)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Deferred income tax	(126)	51
Impairment recoveries for long-lived assets, net	(32)	(214)
Depreciation and amortization	2,812	2,406
Stock-based compensation charge	342	551
Changes in operating assets and liabilities:
Accounts receivable, net	(767)	3,136
Inventories, net	(33)	281
Other current and non-current assets	40	(81)
Accounts payable and accrued liabilities	(98)	128
Net cash provided by operating activities	5,695	748

Cash flows used in investing activities:
Restricted cash	(79)	168
Proceeds from sale of property, plant and equipment	32	519
Expenditures for property, plant and equipment	(710)	(1,192)
Net cash used in investing activities	(757)	(505)

Cash flows used in financing activities:
Proceeds from exercise of stock options	357	123
Borrowings on line of credit	4	-
Repayments on line of credit	(3,000)	-
Use of investment allowance	(246)	(222)
Repayments of notes payable	(1,148)	(1,434)
Net cash used in financing activities	(4,033)	(1,533)

Effect of foreign exchange rate changes on cash	63	214

Net increase (decrease) in cash and cash equivalents	968	(1,076)
Cash and cash equivalents, beginning of year	5,524	6,600

Cash and cash equivalents, end of year	$6,492	$5,524

Supplemental cash flows disclosures:
Interest paid	$837	$944
Income taxes paid	$462	$836

Supplemental schedule of non-cash investing and financing activities:
Dividends accrued	$489	$489